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                                EXHIBIT 10.17










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         RESTRUCTURING AGREEMENT dated as of the 16th day of January, 1996 between BANK LEUMI TRUST COMPANY OF NEW YORK (the "Bank"), a New York banking corporation, having an office at 579 Fifth Avenue, New York, New York 10017, and ARTHUR G. COHEN ("Cohen"), an individual with an address at 505 Eighth Avenue, New York, New York 10018.

         WHEREAS, pursuant to certain promissory notes, guarantees and related agreements, instruments and documents listed on Exhibit A annexed hereto (collectively, the "Loan Documents"), Cohen is indebted to the Bank (i) in the aggregate amount set forth on Schedule 1A hereto under the caption "Cohen Grand Total Prin. + Inter.", which amount is comprised of principal due the Bank on the date hereof in the amount set forth on Schedule 1A hereto under the caption "4/16/93 Allocated Principal" (the "Personal Indebtedness"), and accrued and unpaid interest thereon and fees and other charges due with respect thereto on the date hereof in the amount set forth on Schedule 1A hereto under the caption "Cohen Total Inter. + Fees" (the "Personal Interest"), and (ii) in the aggregate amount set forth on Schedule 1B hereto under the caption "Cohen Grand Total Prin. + Inter.," such amount representing (x) Cohen's Share (derived as provided below) of the principal due with respect to the indebtedness described in
Schedule 1B (the full principal balance of each such indebtedness as of 4/16/93 being set forth under the caption "4/16/93 Cust. Balance" and Cohen's Share of the principal balance of each such indebtedness (as of 4/16/93 and the date hereof) being set forth under the caption "4/16/93 Allocated Principal"), plus
(y) the unpaid interest and fees and other charges due with respect to Cohen's Share of each such indebtedness in the amount set forth on Schedule 1B hereto under the caption "Cohen Total Inter. and Fees." Cohen's Share of the principal referred to in clause (ii) of the preceding sentence is referred to herein as the "Secondary Indebtedness" and, together with the Personal Indebtedness, as the "Indebtedness"; and the interest, fees and other charges referred to in the preceding sentence are referred to herein as the "Secondary Interest", and together with the Personal Interest, as the "Interest Due." Cohen's Share was, in each case, derived by multiplying the appropriate item of indebtedness times the percentage set forth under the caption "Cohen % Owed" for such indebtedness, such percentage representing Cohen's percentage interest in the primary obligor with respect thereto or, in cases in which he is a primary obligor, his allocated percentage of such indebtedness; and

         WHEREAS, pursuant to certain other promissory notes, guarantees and related agreements, instruments and documents listed on Exhibit B annexed hereto (collectively, the "Retained Loan Documents"), Cohen is indebted to the Bank in the aggregate amount set forth on Schedule 2 hereto under the caption "Cohen Grand Total Prin. + Inter." (such amount being herein sometimes
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called the "Retained Indebtedness"), such amount representing (x) Cohen's Share
(derived as provided above) of the principal due with respect to the indebtedness described in Schedule 2 (the full principal balance of each such indebtedness as of 4/16/93 being set forth under the caption "4/16/93 Cust. Balance" and Cohen's Share of the principal balance of each such indebtedness being set forth under the caption "4/16/93 Allocated Principal"), plus (y) the unpaid interest thereon, and fees and other charges due with respect to each such indebtedness in the amount set forth on Schedule 2 hereto under the caption "Cohen Total Inter. + Fees"; and

         WHEREAS, Rucon Services Corp. ("Rucon") (formerly known as Arlen Holdings Corp. and, prior to that, as Arlen Automotive, Inc.) has agreed to acquire all of the Bank's right, title and interest in and to the Indebtedness and the collateral securing the Indebtedness (the "Rucon Assignment") pursuant to the terms of the Assignment and Assumption Agreement to be executed immediately after the execution hereof between the Bank and Rucon (the "Assignment Agreement"); and

         WHEREAS, Cohen has requested that the Bank grant Cohen the right to satisfy the Retained Indebtedness at a substantial discount by making or causing to be made payments of principal totaling $2,722,513.33 in the aggregate together with interest thereon and the Bank is willing to grant such right to Cohen, all on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

      1.   Acknowledgement of Indebtedness and Retained Indebtedness.

         1.1   Cohen hereby acknowledges and agrees that:

               (a) Each of the Loan Documents and the Retained Loan Documents and, in the case of Loan Documents and Retained Loan Documents which are guarantees, each document or instrument evidencing the underlying obligations to which such Loan Documents and Retained Loan Documents relate, is in full force and effect, enforceable in accordance with its terms.

               (b) Cohen has no defense, offset, claim or counterclaim of any kind with respect to the Indebtedness, the Retained Indebtedness, the Loan Documents or the Retained Loan Documents, nor does there exist any basis therefor.

               (c) The amounts set forth on Schedules 1A, 1B and 2 under the caption "Cohen Grand Total Prin. + Inter.",

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      hereto accurately reflect the amounts owed by Cohen to the Bank as of the date hereof under the Personal Indebtedness, the Secondary Indebtedness and the Retained Indebtedness, respectively.

         1.2 The Bank acknowledges and agrees that the amounts set forth in Schedules 1A, 1B and 2 under the caption "Cohen Grand Total Prin. + Inter" accurately reflect the amounts owed by Cohen to the Bank as of the date hereof under the Personal Indebtedness, the Secondary Indebtedness and the Retained Indebtedness.

         1.3 Simultaneously with the execution hereof, Cohen is delivering to the Bank a promissory note in the form annexed hereto as Exhibit C-1 (the "Severance Note") in the principal amount of $5,133,334.00, such amount representing the total amount of the Secondary Indebtedness. The Severance Note is being delivered in full satisfaction of the Secondary Indebtedness, and upon delivery of the Severance Note Cohen shall have no further obligations under any other guaranty, note or other document creating or evidencing the Secondary Indebtedness (except any security document being modified as provided in the next sentence). In connection therewith, simultaneously with the execution hereof, Cohen and the Bank shall enter into an amendment to the Security Agreement dated April 16, 1993 in the form annexed hereto as Exhibit D.

         1.4 Simultaneously with the execution hereof, Cohen is delivering to the Bank a promissory note in the form annexed hereto as Exhibit C-2 (the "Interest Note") in the principal amount of $1,268,532.18, such amount representing the Interest Due. The Interest Note is being delivered in full satisfaction of the Interest Due and shall hereafter constitute a portion of the Retained Indebtedness.

      2. Satisfaction of Retained Indebtedness. Subject to the terms and conditions set forth in this Agreement, the Bank hereby agrees that if (i) Cohen shall have paid or caused to be paid to the Bank the Designated Payment (as defined in Section 3), (ii) Cohen shall have paid the Bank any fees and charges then owed by Cohen to the Bank under this Agreement, and (iii) at the time of the payment of the sums set forth in the preceding clauses (i) and (ii) the Bank shall not have filed the Confession of Judgment referred to in Section 5 in accordance with the terms of this Agreement, then the Retained Indebtedness shall be deemed satisfied in full and subject to the provisions of Section 4.1(b) the Bank shall return the Cohen Collateral (as defined in Section 4 hereof) to the parties entitled thereto.

      3. Principal and Interest on Retained Indebtedness. In order to obtain the satisfaction of the Retained Indebtedness as provided in Section 2, Cohen shall pay or cause to be paid to the

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Bank the following, after giving effect to the cure period set forth in Section
5.2(i) hereof (collectively, the "Designated Payment"):

         3.1 The principal sum of $2,500,000, said principal sum to be paid in twenty equal consecutive installments of $125,000 on each January 1, April 1, July 1 and October 1, commencing January 1, 1997 and ending October 1, 2001.

         3.2 The principal sum of $53,713.33, said principal sum to be paid in full on April 16, 1996.

         3.3 The principal sum of $168,800.00, said principal sum to be paid in full on November 15, 1996.

         3.4  Interest on the outstanding principal amount referred to in
Section 3.1 shall accrue at a rate per annum equal to 400 basis points above the rate at which United States Dollar six-month deposits are offered to the Bank in the London Interbank Eurodollar Market ("LIBOR") on the date hereof, as adjusted as of the first day of December of each year. Together with each installment due under Section 3.1 hereof, Cohen shall pay to the Bank interest on the outstanding amount referred to in Section 3.1 at a rate per annum equal to 100 basis points above LIBOR (determined and adjusted as set forth above). The difference between the interest required to be paid pursuant to the first sentence of this Section 3.4 and the interest actually paid pursuant to the second sentence of this Section 3.4 shall be referred to herein as the "Interest Deficiency". Provided that Cohen timely makes the payments required to be made pursuant to Sections 3.1, 3.2 and 3.3, the Bank shall have no right to collect the Interest Deficiency and Cohen shall have no further obligation with respect thereto. If, however, Cohen shall fail to timely make the payments required to be made pursuant to Sections 3.1, 3.2 and 3.3 (after giving effect to any grace, notice and cure periods), (i) the Interest Deficiency shall be immediately due and payable, (ii) interest on the outstanding unpaid amounts under Sections 3.1,
3.2 and 3.3 shall thereafter be payable at the rate of 400 basis points above LIBOR (determined and adjusted as set forth above and payable on demand), and
(iii) Cohen shall no longer have the right to pay interest on the amount set forth in Section 3.1 at 100 basis points above LIBOR. In the event that the Bank shall have determined that by reason of the circumstances affecting the London Interbank Eurodollar Market adequate and reasonable means do not exist for ascertaining LIBOR for any period, the effective rate of interest during such period shall be the Bank's Reference Rate (the rate designated by the Bank, and in effect from time to time, as its "Reference Rate"), adjusted when said Reference Rate changes. Notwithstanding anything to the contrary set forth above, in no event shall the interest payable hereunder exceed the maximum rate permitted by law.

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         3.5  Upon the receipt by the Bank of payment in full of the Designated
Payment and any fees and charges due under this Agreement, provided the Bank has not theretofore filed the Confession of Judgment referred to in Section 5 in accordance with the terms of this Agreement, (x) the Bank will deliver to Cohen a release pursuant to which it will release, remise and discharge Cohen from liability in any capacity for the Retained Indebtedness or hereunder other than the provisions of Sections 4 and 10, which shall continue to remain in full force and effect, (y) the Bank will release and return the pledges made pursuant to Section 4 hereof and the Pledge Agreements and return the collateral pledged pursuant to the Pledge Agreements, and (z) Cohen shall be deemed to have made payment of the Retained Indebtedness in full.

         3.6 Notwithstanding anything contained herein to the contrary, nothing herein shall be deemed to affect the obligations of Cohen relating to the Indebtedness of Ascot Associates to the Bank, which obligations shall remain in full force and effect.

         3.7 Cohen acknowledges and agrees that he shall have no claim to or interest in any real property that secures or formerly secured the Indebtedness or Retained Indebtedness on Schedules 1B and 2 referred to as "SLW" or "34th Street", which property now constitutes the sole and exclusive property of the Bank or its affiliates.

      4.  Grant of Security Interests.

         4.1  Pledge of Stock.

               (a) Contemporaneously herewith, as security for the payment by Cohen of the Retained Indebtedness and for the fulfillment of all of Cohen's other obligations to the Bank hereunder and as security for the obligations of Rucon to indemnify the Bank pursuant to Section 5 of the Assignment Agreement, Cohen shall cause Rucon, and as part of the consideration for the Rucon Assignment Rucon hereby agrees, (a) to pledge to the Bank, pursuant to a stock pledge and hypothecation agreement dated the date hereof (the "Holding Pledge Agreement") between Rucon and the Bank, 550 outstanding shares of common stock ("Holding Common Stock") and
      5.5 outstanding shares of class B stock ("Holding Class B Stock") of Curtis Holding Corporation, a New Jersey corporation ("Curtis Holding"), which numbers of shares represent 55% of the number of shares of each class of capital stock of Curtis Holding issued and outstanding, and (b) to cause Curtis Holding, and as part of the consideration for the Rucon Assignment Curtis Holding hereby agrees, to pledge to the Bank, pursuant to a stock pledge and hypothecation agreement dated the date hereof (the

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      "Partition Pledge Agreement", and together with the Holding Pledge
      Agreement, the "Pledge Agreements") between Curtis Holding and the Bank, 110 outstanding shares of common stock ("Partition Common Stock") of Curtis Partition Corporation, a New Jersey corporation ("Curtis Partition", and together with Curtis Holding, the "Curtis Entities"), which number of shares represents 55% of the number of shares of capital stock of Curtis Partition issued and outstanding. The collateral to be pledged to the Bank pursuant to this Section 4 shall be referred to herein as the "Cohen Collateral".

               (b) Notwithstanding the provisions of Section 2 hereof, the Bank shall return the Cohen Collateral to the parties entitled thereto and all obligations under the Pledge Agreements shall terminate (such events, collectively, the "Pledge Termination") upon the later to occur of (x) the date which is three years from the date hereof or (y)(i) payment in full by Cohen to the Bank of the Designated Payment and (ii) delivery simultaneously with such payment or at any time thereafter by Rucon or its successors to the Bank of financial statements demonstrating that the net worth of Rucon and any such successors, determined in accordance with generally accepted accounting principles ("GAAP") without giving effect to amounts due from affiliates, is not less than $7,500,000; provided, however, that in any event the Pledge Termination shall occur not later than the sixth anniversary of the date hereof, provided that Cohen shall prior to such anniversary have made the Designated Payment in full.

         4.2 Financial Statements. Cohen covenants and agrees with the Bank that, so long as this Agreement shall remain in effect or any principal or interest payable pursuant to Section 3 hereof, or any fee, expense or amount payable hereunder or in connection with any of the transactions contemplated hereby shall be unpaid, he will cause Curtis Holding to deliver to the Bank:

               (a) within 120 days after the end of each fiscal year of Curtis Partition, (i) a balance sheet showing the financial condition of Curtis Partition as of the close of such fiscal year and (ii) an income statement showing the results of its operations during such fiscal year, all of the foregoing accompanied by the notes thereto and the audit report thereon of BDO Seidman or other independent certified public accountants reasonably acceptable to the Bank (which auditor's report shall not contain any qualification except with respect to new accounting principles mandated by the Financial Accounting Standards Board);

               (b) within 60 days after the end of each fiscal quarter (other than the fourth quarter of a fiscal year) of

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      Curtis Partition, (i) an unaudited balance sheet showing the financial condition of Curtis Partition as of the close of such fiscal quarter and
      (ii) an unaudited statement of income showing the results of its operations during such fiscal quarter, all of the foregoing accompanied by the notes thereto and a certificate of the chief executive or financial or accounting officer of Curtis Partition, to the effect that such unaudited financial statements fairly present the financial condition and the results of operations of Curtis Partition for the period indicated in accordance with GAAP consistently applied (except as indicated in the notes thereto and subject to year-end audit adjustments); and

               (c) within 30 days after the end of each fiscal month of Curtis Partition, an aging schedule of the Receivables (as defined below) in form and substance reasonably satisfactory to the Bank (it being understood that the form of aging schedule of Receivables heretofore provided by Curtis Partition to the Bank is deemed to be acceptable to the Bank). For purposes hereof, "Receivables" shall mean and include all of the accounts, instruments, documents, chattel paper and general intangibles of Curtis Partition, whether secured or unsecured and whether now existing or hereafter created.

         4.3 Curtis Holding Financial Statements. Cohen covenants and agrees with the Bank that, if and to the extent any balance sheets or income statements are prepared by Curtis Holding and delivered to a third party, he will cause Curtis Holding to deliver a copy thereof to the Bank promptly following such delivery.

         4.4 Curtis Partition Debt to the Bank. Without limiting the generality of Section 11.9 hereof, Cohen, Rucon, Curtis Holding and Curtis Partition hereby agree that nothing contained in this Section 4 shall be construed as a waiver or amendment or modification of any obligations of Curtis Partition to the Bank, or any rights of the Bank against Curtis Partition under any agreement, instrument, or document pursuant to which Curtis Partition is indebted or obligated to the Bank, whether as obligor, guarantor or otherwise, or be construed as limiting or prohibiting the Bank from enforcing any right or remedy the Bank may have against Curtis Partition (or any other party) pursuant thereto, including without limitation, the right to enforce its rights to any collateral therefor, all of which rights and remedies of the Bank are expressly reserved and all of which agreements, instruments and documents remain in full force and effect.

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      5.  Confession of Judgment.

         5.1 Concurrently with the execution of this Agreement, and again between September 1, 1998 and September 30, 1998, Cohen shall execute and deliver to the Bank an Affidavit of Confession of Judgment, each in the form annexed hereto as Exhibit E (except that the Affidavit delivered in 1998 shall be in the amount of the then unpaid principal balance of the Retained Indebtedness), dated the respective dates of delivery, which shall be held by the Bank pursuant to the terms of this Agreement, relating to the Retained Indebtedness.

         5.2 Without limiting in any way any of the other rights and remedies available to the Bank, all of which are expressly reserved, the Bank shall have the right at any time after the tenth day after the Bank has given Cohen notice of the occurrence of an Event of Default, to file the Affidavit of Confession of Judgment referred to in Section 5.1 and to enter judgment pursuant thereto against Cohen in the full unpaid amount thereof plus interest thereon at the accrual rate of interest set forth in Section 3.4 hereof and to have execution thereon from and after the occurrence of any of the following, each of which shall constitute an "Event of Default":

               (i) the failure by Cohen to pay any installment of principal or interest payable pursuant to Sections 3.1, 3.2, 3.3 or 3.4, or any other fee or charge referred to in this Agreement, as and when due and payable or within five (5) business days thereafter;

               (ii) if any material representation, warranty or other statement of fact made by or on behalf of Cohen herein shall be false or misleading in any material respect when given or if any material writing, certificate, report or statement at any time hereafter furnished to the Bank by Cohen pursuant to or in connection with this Agreement shall be false or misleading in any material respect when given;

               (iii) if a material default shall be made by Cohen in the observance or performance of any covenant, agreement or provision contained in this Agreement on his part to be observed or performed which, in the case of a default with respect to any covenant, agreement or provision other than pursuant to Section 3 hereof, is not cured within twenty (20) days after notice thereof delivered by the Bank to Cohen; provided, however, that with respect to the delivery of any financial statements pursuant to this Agreement or the Affidavit of Confession of Judgment referred to in Section 5.1, an Event of Default shall not be deemed to have occurred unless failure to so deliver is not cured within thirty (30) days after notice thereof delivered by the Bank to Cohen;

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               (iv)  Cohen shall contest the validity or enforceability of this
      Agreement or any document or instrument executed by Cohen pursuant hereto, or if this Agreement or any document or instrument executed pursuant hereto shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever pursuant to a final non-appealable order of a court of competent jurisdiction;

               (v) the occurrence of a default of any material obligation under either of the Pledge Agreements, which default has not been cured within five (5) business days after notice thereof delivered by the Bank in accordance with the provisions set forth therein;

               (vi) the filing with respect to Curtis Holding or Curtis Partition of a petition in bankruptcy or of an application for reorganization, in each case whether voluntary or involuntary (which, in the case of involuntary petitions or applications only, is not discharged within ninety (90) days), or any arrangement or readjustment of indebtedness, the appointment or the filing of an application for the appointment of any receiver, trustee, liquidator or any committee, an assignment for the benefit of creditors, in each case with respect to Curtis Holding or Curtis Partition, or all or any substantial portion of the assets of Curtis Holding or Curtis Partition;

               (vii) this Agreement shall for any reason cease to be, or shall be asserted by Cohen or either of the Curtis Entities not to be, a legal, valid and binding obligation of Cohen, Rucon or Curtis Holding enforceable in accordance with its terms, or any security interest purported to be created by the Pledge Agreements shall for any reason cease to be, or be asserted by Cohen or either of the Curtis Entities not to be, a valid, first priority perfected security interest in any Cohen Collateral (except to the extent otherwise permitted under this Agreement or either of the Pledge Agreements), subject to the following provisions of this clause
      (vii). Notwithstanding anything to the contrary in this Agreement, Curtis Partition has received a certificate dated January 5, 1996 issued by the Secretary of State of the State of New Jersey stating that the charter of Curtis Partition was revoked "for non-payment of Annual Reports on December 31, 1993"; and Curtis Holding has received a certificate dated January 5, 1996 issued by the Secretary of State of the State of New Jersey stating that the charter of Curtis Holding was revoked "for non-payment of Annual Reports on March 31, 1994." Upon the filing of the required reinstatement documents for Curtis Holding and Curtis Partition, which have not yet been filed, and compliance by the Curtis Entities with
      Section 14A:4-5(7) of

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      the New Jersey Statutes, the charter of each Curtis Entity will be reinstated retroactively. Such reinstatement will validate the execution and delivery by Curtis Holding of the Partition Pledge Agreement and the Restructuring Agreement. Until the charter of each Curtis Entity is reinstated, any actions by such Curtis Entity may not have any legal effect, and no Event of Default shall occur under this Agreement, by virtue of the revocation of the charter of either Curtis Entity or the invalidity of any action by either Curtis Entity before such reinstatement, so long as, by April 16, 1996, such charter is reinstated and Curtis Holding shall have delivered to the Bank evidence of such reinstatement together with legal opinions of New Jersey counsel as the Bank may reasonably request (x) to the effect that such charter has been reinstated, (y) with respect to the due authority and corporate power of Holding to execute and deliver the Partition Pledge Agreement and the Restructuring Agreement, and (z) that the Partition Pledge Agreement and the Restructuring Agreement constitute the valid and binding obligations of Holding, enforceable in accordance with their respective terms (subject to customary qualifications); provided that the foregoing agreement is subject to the following: (i) each Curtis Entity shall have filed all required documentation with the appropriate New Jersey State authority not later than January 19, 1996 to initiate the reinstatement of its charter, and (ii) the Curtis Entities shall pursue such reinstatement with diligence and shall report on the status of such reinstatement to the Bank not less frequently than monthly. At such time the Bank shall also receive legal opinions, in form and substance reasonably satisfactory to the Bank, to the effect that it has a first priority, perfected security interest in the shares of stock subject to the Pledge Agreements.

         5.3 Concurrently, with the execution of this Agreement, the Bank shall deliver to Cohen the Affidavit of Confession of Judgment dated April 16, 1993, executed by Cohen, marked "Canceled".

         5.4 The Bank agrees that, until such time as there shall occur or exist an Event of Default, it will not assert any rights available to it with respect to the Retained Indebtedness as a result of the occurrence or existence of any default under the Retained Loan Documents, including without limitation the right to seek payment of principal, accrued interest or fees under the Retained Indebtedness.

         6. Representations and Warranties of Cohen, Rucon and Curtis Holding. Each of Cohen (as to himself), and Rucon and Curtis Holding (as to themselves jointly), hereby represents and warrants that:

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         6.1  This Agreement has been duly executed and delivered by Cohen,
Rucon and Curtis Holding and constitutes the valid and binding obligation of Cohen, Rucon and Curtis Holding, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws currently or hereafter in effect affecting the enforcement of creditors' rights generally, and the application of general principles of equity.

         6.2 No consent, authorization or approval of, or exemption by, any governmental or public body or authority, nor any consent of any third party, is required to be obtained by Cohen, Rucon or Curtis Holding in connection with the execution, delivery and performance by Cohen, Rucon and Curtis Holding of this Agreement or any of the instruments or agreements herein referred to or the taking of any action herein contemplated, or if required, has been obtained.

         6.3 The execution, delivery and performance of this Agreement by Cohen, Rucon and Curtis Holding and the consummation of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both (i) violate any provision of law, statute, rule or regulation to which Cohen, Rucon or Curtis Holding is subject, (ii) violate any judgment, order, writ or decree of any court applicable to Cohen, Rucon or Curtis Holding, or (iii) result in the breach of or conflict with any term, covenant, condition or provision of, result in the modification or termination of, constitute a default under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any properties or assets of Cohen, Rucon or Curtis Holding pursuant to any commitment, contract or other agreement or instrument to which any of them is a party or by which any assets or properties of Cohen, Rucon or Curtis Holding is or may be bound or to which they may be subject.

         6.4 Neither Rucon nor Curtis Holding is now, nor will the consummation of the transactions contemplated hereby render either of them, (i) "insolvent" as that term is defined in Section 101(32) of the United States Bankruptcy Code (the "Bankruptcy Code"), or Section 271 of the New York Debtor and Creditor Law ("NYDCL"), (ii) unable to pay its debts as they mature, within the meaning of
Section 548(a)(2)(B)(iii) of the Bankruptcy Code or Section 275 of the NYDCL, or
(iii) left with an unreasonably small capital. The execution and delivery of this Agreement by Cohen, Rucon, and Curtis Holding does not constitute a "fraudulent transfer" within the meaning of the Bankruptcy Code as now constituted or under any other applicable statute. No bankruptcy or insolvency proceedings are pending against Cohen, or pending or, to the knowledge of each of Rucon, Curtis Holding and Curtis Partition, threatened against Rucon, Curtis Holding or Curtis Partition, respectively.

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         6.5  The financial statements of Curtis Partition dated February 28,
1995, previously delivered to the Bank, fairly present the financial condition of Curtis Partition as of such date and the results of operations for the period then ended, and there has been no material adverse change in the financial condition or results of operation of Curtis Partition since such date (it being understood that no such material adverse change shall be deemed to have occurred if the operating income before intercompany charges of Curtis Partition for the nine months ended November 30, 1995 shall have been at least $600,000).

         6.6 The shares of Holding Common Stock and Holding Class B Stock being pledged to the Bank pursuant to the Holding Pledge Agreement represent 55% of the issued and outstanding shares of each class of capital stock of Curtis Holding and there are not (i) outstanding any options, warrants or other rights to purchase or otherwise acquire any shares of capital stock of Curtis Holding,
(ii) any securities outstanding convertible into or exchangeable for shares of capital stock of Curtis Holding, or (iii) any other issued and outstanding classes of capital stock of Curtis Holding. The shares of Partition Common Stock pledged to the Bank pursuant to the Partition Pledge Agreement represent 55% of the issued and outstanding shares of capital stock of Curtis Partition and there are not (x) outstanding any options, warrants or other rights to purchase or otherwise acquire any shares of capital stock of Curtis Partition, (y) any securities outstanding convertible into or exchangeable for shares of capital stock of Curtis Partition, or (z) any other issued and outstanding classes of capital stock of Curtis Partition.

         6.7 Morgan Satisfaction. The satisfactions referred to in Section 8.7 hereof serve to discharge all claims made by Morgan Guaranty Trust Company of New York ("Morgan Guaranty") against The Arlen Corporation ("Arlen") or any of its subsidiaries, and against Cohen to the extent that such claims against Cohen relate to Arlen or any of its subsidiaries.

      7. Release and Waiver. As an inducement for, and in consideration of, the Bank's agreements herein, Cohen hereby releases, waives, remises, acquits and forever discharges the Bank and each of its employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, setoffs, counterclaims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature (collectively, "Claims"), whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, in any way directly or indirectly arising out of the Loan Documents, the Retained Loan Documents, the Rucon Assignment, and all related documents (all of the foregoing hereinafter called the "Released Matters"), except any Claims arising out of this Agreement. Cohen represents and warrants to the Bank that the foregoing constitutes a full and complete release of all Released Matters and confirms that the foregoing release and waiver is informed and freely given.

      8. Bank's Conditions to Close. The Bank shall enter into this Agreement only upon the satisfaction of the following conditions:

         8.1 Representations and Warranties True at Closing. The representations and warranties of Cohen contained in this Agreement (including the Exhibits and Schedules hereto) or any certificate or document delivered to the Bank in connection herewith, including without limitation the Holding Pledge Agreement and the Partition Pledge Agreement, shall be true in all material respects.

         8.2 No Action/Proceeding. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transaction herein contemplated or the transactions contemplated by the Rucon Assignment, and no governmental agency or body or other entity shall have taken any other action or made any request of the Bank or Cohen as a result of which the Bank reasonably and in good faith deems that to pursue the transactions hereunder or pursuant to the Rucon Assignment may constitute a violation of law.

         8.3 Compliance with Agreement. Cohen shall have made to the Bank the deliveries required by this Agreement on or prior to the date hereof.

         8.4 Board and Shareholder Approval. Cohen shall have delivered to the Bank resolutions of the Board of Directors and of the shareholders of each of Rucon and Curtis Holding, certified by the Assistant Secretary of each of such entities as being true and in full force and effect, such resolutions approving the Holding Pledge Agreement and the Partition Pledge Agreement, respectively, and reflecting the determination that such agreements were entered into for sufficient consideration.

         8.5 Opinion of Counsel. Cohen shall have delivered to the Bank an opinion of Brown Raysman & Millstein, counsel to Cohen, in a form satisfactory to the Bank.

         8.6 Legal Fees. Cohen shall have delivered to the Bank a check to the order of Warshaw Burstein Cohen Schlesinger & Kuh, LLP representing the amount owed by Cohen in respect of legal fees and disbursements incurred by the Bank in connection with the Indebtedness and the Retained Indebtedness, whether incurred in connection with the transactions contemplated by this Agreement or in connection with any and all previous matters relating to the Indebtedness and the Retained Indebtedness to the extent such amounts remain unpaid.

         8.7 Morgan Satisfaction. Each of Cohen and Arlen shall have satisfied all claims against them (or any of Arlen's subsidiaries) relating to that certain action entitled Morgan Guaranty Trust Company of New York v. The Arlen Corporation, et al., Index No. 122525/95, and all other actions commenced in connection therewith, and Cohen and Arlen shall have delivered to the Bank copies of all documentation evidencing such satisfactions, including without limitation any and all releases and/or discharges signed by Morgan Guaranty in favor of Cohen and Arlen.

      9. Waiver of Provisions of the Automatic Stay. As an inducement for, and in consideration of the Bank's agreements herein, Cohen agrees that if he (a) is adjudicated bankrupt or insolvent, or (b) commences a voluntary case under the Federal Bankruptcy Law (as now or hereafter in effect), any stay imposed by
Section 105 or 362 of the Bankruptcy Code prohibiting the Bank from enforcing its rights against the Collateral is waived and shall have no force and effect as against the Bank, and the Bank shall be permitted to continue to exercise all rights and remedies granted to it under this Agreement, the documents and instruments executed pursuant hereto and the Retained Loan Documents.

      10. Reinstatement. If claim is ever made upon the Bank for repayment or recovery of any amount or amounts received by the Bank pursuant to this Agreement, or otherwise in connection with the Retained Indebtedness, and the Bank repays all or part of such amounts, by reason of (i) any final and non-appealable judgment, decree or order of any court or administrative body having jurisdiction over the Bank or any property of the Bank (a "Final Order") (including without limitation a Final Order invalidating such payments or declaring such payments to be a fraudulent conveyance or preferential and set aside or required to be paid to a trustee, debtor-in-possession or any other party under any bankruptcy law or otherwise), or (ii) any settlement or compromise of any claim effected by the Bank with any such claimant (including Cohen) but not in excess of an amount equal to 15% of the principal of the Designated Payment theretofore received by the Bank (the "Settlement Amount"), then and in such event, Cohen agrees that any such Final Order or Settlement Amount shall be binding upon Cohen notwithstanding the provisions of Section 2 of this Agreement, and Cohen shall be and remain liable to the Bank hereunder for the amount so repaid or recovered, together with all interest and costs assessed against or incurred by the Bank in connection therewith to the same extent as if such amount had never originally been received by the Bank, anything elsewhere in this Agreement to the contrary notwithstanding. The provisions of this Section 10 shall be and remain effective notwithstanding any contrary action which the Bank may have taken in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Bank's rights hereunder and shall be deemed to have been conditioned upon such payment having become final and irrevocable. The provisions of this Section 10 shall survive the expiration or termination of this Agreement.

      11.  Miscellaneous.

         11.1 Not less frequently than once per year, Cohen shall deliver to the Bank a net worth statement in form reasonably satisfactory to the Bank.

         11.2 COHEN HEREBY WAIVES TRIAL BY JURY IN ANY COURT AND ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE ENFORCEMENT OF ANY OF THE BANK'S RIGHTS AND REMEDIES HEREUNDER OR UNDER ANY OF THE LOAN DOCUMENTS OR THE RETAINED LOAN DOCUMENTS.

         11.3 Neither the failure nor any delay on the part of the Bank to exercise any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         11.4 Cohen hereby agrees that the Bank, in its sole discretion, may freely sell, assign or otherwise transfer participations, portions, co-lender interests or other interest in all or any portion of the Retained Indebtedness or the Bank's rights under this Agreement (subject, however, to the Bank's obligations hereunder). In the event of any such transfer, the transferee may, in the Bank's discretion, have and enforce all the rights, remedies and privileges of the Bank. Cohen consents to the release by the Bank to any bona fide potential transferee of any and all information (including, without limitation, financial information) pertaining to Cohen as the Bank, in its sole discretion, may deem appropriate.

         11.5 Each of Cohen and the Bank shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby, including without limitation, in the case of Cohen only, executing and delivering one or more powers of attorney in favor of the Bank; provided, however, that the authority granted pursuant to any power of attorney executed and delivered by Cohen pursuant to this Section 11.5 shall be limited to executing a Confession of Judgment pursuant to Section 5.1 hereof.

         11.6 Cohen acknowledges that the Bank will not have an adequate remedy at law if Cohen fails to perform any of his obligations hereunder. Therefore, the Bank shall have the right, in addition to any other rights it may have, to specific enforcement of this Agreement if Cohen shall fail to perform any of Cohen's obligations hereunder.

         11.7 Any notice, consent, approval, request, demand or other communication required or permitted hereunder must be in writing to be effective and shall be deemed delivered and received (i) if personally delivered or if delivered by telex or telecopy with electronic confirmation when actually received by the party to whom sent, or (ii) if delivered by mail (whether actually received or not), at the close of business on the third day next following the day when placed in the federal mail, postage prepaid, certified or registered mail, return receipt requested, or (iii) if delivered by a recognized overnight mail service, at the close of business on the next day following the day when placed in the custody of such service, addressed as follows:

         If to Cohen:

               Arthur G. Cohen
               505 Eighth Avenue
               New York, New York 10018

               FAX: (212) 319-5173

               With a copy to:

               Rucon Services Corp.
               Suite 300
               505 Eighth Avenue
               New York, New York 10018

               FAX: (212) 736-5108

               With a copy to:

               Curtis Holding Corporation
               Suite 300
               505 Eighth Avenue
               New York, New York 10018

               FAX: (212) 736-5108

               With a courtesy copy to:

               Brown Raysman & Millstein LLP
               120 West 45th Street
               New York, New York 10036
               Attention: Kenneth J. Block, Esq.

               FAX: (212) 840-2429

               With a copy to:

               Stephen B. Delman, Esq.
               Suite 300
               505 Eighth Avenue
               New York, New York 10018

               FAX: (212) 279-9595

                        and

               With a courtesy copy to:

               Herrick, Feinstein LLP
               2 Park Avenue
               New York, New York 10016
               Attention: Carl F. Schwartz, Esq.

               FAX: (212) 889-7577

         If to the Bank:

               Bank Leumi Trust Company of New York
               562 Fifth Avenue
               New York, New York 10017
               Attention: Richard I. Schwam,
                          First Vice President

               FAX: (212) 626-1144

               With a copy to:

               Warshaw Burstein Cohen Schlesinger & Kuh, LLP
               555 Fifth Avenue
               New York, New York 10017
               Attention: Frederick R. Cummings, Jr., Esq.

               FAX: (212) 972-9150

         11.8 This Agreement shall inure to the benefit of and shall be binding upon the parties and their respective heirs, successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to or shall (a) confer on any person other than the parties, and their respective heirs, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, or (b) constitute the parties partners or participants in a joint venture.

         11.9 No person shall be deemed to be a third party beneficiary of this Agreement, and, except for the provisions of Sections 1.3, 1.4, 2 and 3.5 hereof, nothing contained herein shall be construed as a waiver or amendment or modification of any rights of the Bank against any other person or entity pursuant to any agreement, instrument or document or be construed as limiting or prohibiting the Bank from enforcing any right or remedy the Bank may have against any other person or entity or from amending, modifying, limiting, waiving, releasing any such right or remedy that it may have against any other person or entity, including, without limitation, any other obligor or guarantor of the Retained Indebtedness, or any part thereof, or from amending, modifying or extending the terms of the Retained Indebtedness, all of which rights and remedies of the Bank are expressly reserved, and all of which agreements, instruments and documents remain in full force and effect.

         11.10 This Agreement may not be modified or amended except by an agreement or instrument in writing signed by the party against whom enforcement of any such modification or amendment is sought. Any party may waive performance or compliance by any other party with respect to any term or provision of this Agreement on the part of such other party to be performed or complied with; provided, however, that such waiver shall be effective only if evidenced by an instrument in writing signed by the party waiving such compliance or performance. The waiver by any party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach. No failure or delay by the Bank in exercising any right or remedy it may have shall operate as a waiver thereof.

         11.11 Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by Cohen, except by will or intestacy, without the prior written consent of the Bank.

         11.12 This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         11.13 Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

         11.14 This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of law provisions thereof. Cohen hereby consents and submits to the jurisdiction of the courts of the State of New York within the City of New York and of the courts of the United States located within the City of New York for all purposes of this Agreement, including, without limitation, any action for the enforcement of any right, remedy, obligation or liability arising under or by reason of this Agreement.

         11.15 In the event of any inconsistency between the provisions of this Agreement and the provisions of any of the Loan Documents, the provisions hereof shall be controlling.

         11.16 Cohen agrees to pay all costs and expenses incurred by the Bank in connection with the preparation of this Agreement or any amendments, modifications, waivers, extensions, renewals, renegotiations or "workouts" of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated); or incurred by the Bank after the occurrence of an Event of Default in connection with the enforcement or protection of its rights in connection with this Agreement or with the transactions contemplated hereby; or in connection with any pending or threatened action, proceeding, or investigation relating to the foregoing, including but not limited to the reasonable fees and disbursements of counsel for the Bank.

         11.17 All prior or contemporaneous agreements, contracts, promises, representations and statements, if any, among the parties hereto, or their representatives, as to the subject matter hereof, including without limitation that certain letter dated October 17, 1995 from the Bank to Cohen, are merged into this Agreement, and this Agreement shall constitute the entire agreement between them with respect to the subject matter hereof.

         11.18 Cohen hereby waives any obligation the Bank may have pursuant to the last sentence of Section 11.8 of that certain Agreement dated April 16, 1993 to obtain an agreement from Rucon in connection with the Rucon Assignment that Rucon will not apply any assets of Cohen (or proceeds from the disposition thereof) which are held by Rucon as collateral for another obligation of Cohen against payment of the Indebtedness.

         11.19 Cohen and the Bank hereby agree that whenever the phrase "causing to be made" or "causing to be paid" or any variation thereof appears in this Agreement referring to payments made on behalf of Cohen, it is agreed that the party entitled to perform pursuant to such phrase shall not include any co-guarantor or co-obligor under the Retained Indebtedness.

         11.20 Cohen agrees that he will not assert any right of contribution he may have against any co-guarantor of any underlying indebtedness to which the Indebtedness or the Retained Indebtedness relates, except by way of defense, set-off, counterclaim or cross-claim, in each case in a related claim.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                                 BANK LEUMI TRUST COMPANY
                                                      OF NEW YORK

                                                 By:
                                                    ----------------------------
                                                   Name:  Richard I. Schwam
                                                  Title:  First Vice
                                                          President

                                                 -------------------------------
                                                       ARTHUR G. COHEN

         The undersigned is executing this Agreement only with respect to the provisions of, and acknowledges and consents to the assignment of, pledge of and grant of security interests in and to the Holding Common Stock and the Holding Class B Stock set forth in, Sections 4.1, 4.4 and 6 hereof.

                                                 RUCON SERVICES CORP.

                                                 By:
                                                    ----------------------------
                                                     President

         The undersigned is executing this Agreement only with respect to the provisions of, and acknowledges and consents to the assignment of, pledge of and grant of security interests in and to the Partition Common Stock set forth in, Sections 4.1, 4.4 and 6 hereof.

                                                 CURTIS HOLDING CORPORATION

                                                 By:
                                                    ----------------------------
                                                     President

         The undersigned is executing this Agreement only with respect to the provisions of Section 4.4 hereof.

                                                 CURTIS PARTITION CORPORATION

                                                 By:
                                                    ----------------------------